SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 20, 2010

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5D, Tower A, 2 Building Business Center

Jinyuan Shidai, No. 2 E. Road

Landianchang, Haidian District

Beijing, People’s Republic of China 100097

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-10) 8887-6366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 20, 2010, the Registrant issued a press release announcing that it has established new offices in the United States and India, as well as a new research and development base in Tianjin, China.

In the U.S., the Registrant has established Tri-Tech Infrastructure, LLC. Tri-Tech Infrastructure, LLC will focus on developing advanced pollution control equipment, design and engineering, and technical service capabilities to support the Registrant’s business in China and India.

In India, the Registrant has established Tri-Tech Infrastructure (India) Private Limited (“Tri-Tech India”) as a joint venture with Allied Energy Systems Pvt. Ltd. Tri-Tech India will target the Indian industrial water treatment, wastewater treatment and municipal water supply markets. Tri-Tech India will also engage in water resource product and equipment sales.

The Registrant has also established Tianjin Baoding Environmental Technology Ltd. (“Tianjin Baoding”), in China’s Tianjin Baodi Economic Development Area. Tianjin Baoding will serve as the Registrant’s R&D base, focusing on research and deployment, pilot testing, pre-installation and pre-assembly and manufacturing of the company’s proprietary products.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1 Press Release dated May 20, 2010.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/S/ PHIL FAN
Phil Fan
President

Dated: May 25, 2010

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated May 20, 2010.

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